Exhibit 12.1


                        CHARTWELL RE HOLDINGS CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

                                                                              Year ended December 31,
                                                     --------------------------------------------------------------------------
                                                         1998           1997           1996          1995(1)        1994(1)
                                                     -------------- -------------- -------------- -----------------------------
Earnings Before Fixed Charges:
Income (loss) from continuing operations before
  income taxes...........................................$..48,584      $  40,501      $  31,706      $   8,939     $  (5,120)
Interest and debt expense....................................9,858          9,057          7,367          7,734          6,580
Interest portion of rental expense............................ 840            943            462            244            224
                                                     ============== ============== ============== ============== ==============
Earnings before fixed charges............................$..59,282      $  50,501      $  39,535      $  16,917     $    1,684
                                                     ============== ============== ============== ============== ==============

Fixed Charges:
Interest and debt expense................................$...9,858      $   9,057      $   7,367      $   7,734     $    6,580
Interest portion of rental expense............................ 840            943            462            244            224
                                                     ============== ============== ============== ============== ==============
Fixed charges............................................$..10,698      $  10,000      $   7,829      $   7,978     $    6,804
                                                     ============== ============== ============== ============== ==============
                                                     ============== ============== ============== ============== ==============
Ratio of earnings to fixed charges...........................5.54x          5.05x          5.05x          2.12x          0.25x
                                                     ============== ============== ============== ============== ==============

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(1) Based  upon the  financial  statements  of  Chartwell  Re  Corporation,  the predecessor to Chartwell Re Holdings Corporation.